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                             [iVillage Letterhead}

                                                                   Exhibit 10.16

                                               December 23, 2002

500-512 Seventh Avenue Limited Partnership
c/o Newmark & Company Real Estate, Inc.
125 Park Avenue
New York, NY 10017
Attention: Alan Starkman


                  Re:      Construction Payment
                           --------------------

Dear Mr. Starkman:

         This letter agreement is being executed in order to clarify certain provisions of that certain lease (the "Lease") dated March 14, 2000, as amended, between 500-512 Seventh Avenue Limited Partnership ("Landlord") and iVillage Inc. ("Tenant") for the space known as Unit 1100 on the Entire 11th, 12th and 13th Floors of the building known as 512 Seventh Avenue, New York, NY, 10018 and Unit 1400 on the Entire 14th Floor of the building known as 500 Seventh Avenue, New York, NY, 10018 (collectively, the "Premises"). All terms not defined herein shall have the respective meanings ascribed to them in the Lease. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Concurrently herewith, Tenant is delivering to Landlord two (2) original "clean" estoppel certificates in the form required by Wachovia Bank, National Association ("Wachovia"), Landlord's prospective replacement lender. Landlord and Tenant shall use their respective best efforts to promptly finalize and execute and deliver a Subordination Non-Disturbance and Attornment agreement in a form reasonably acceptable to Wachovia and consistent with the Lease (the "SNDA").

         2. Provided Tenant has not filed for relief under Chapter 11 or other bankruptcy provisions, Landlord shall pay to Tenant, on or before January 10, 2002, the sum of $300,000 on account of Landlord's Construction Payment under Article 4 of the Lease. Landlord and Tenant's failure to execute the SNDA by such date shall not provide Landlord with a reason to withhold such $300,000 payment.

         3. Notwithstanding anything to the contrary in the Lease, Landlord acknowledges and agrees that receipt of lien waivers from Tenant's general contractor, subcontractors, suppliers, materialmen or others (collectively, "Tenant's Contractors") who have filed mechanic's liens, shall not be a condition to the release of the remaining $547,058.50 of the Construction Payment (calculated after crediting the $300,000 payment referenced in Section 2 above) (the "Final Payment"), provided such mechanic's liens filed by Tenant's Contractors against the Premises have been discharged by bonding or payment. Tenant represents that the mechanic's liens filed by ASA of New York, Inc., Concept Carpentry Corp., Cathedral Marble & Tile Co. and Landmark Construction Associates


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             against the Premises prior to the date of this letter agreement
             (the "Liens") have been bonded or otherwise discharged of record. Tenant acknowledges that Tenant's obligation (i) to obtain final lien waivers from all other Tenant's Contractors (i.e., Tenant's Contractors other than those who have filed mechanic's liens which have been bonded or otherwise discharged), and (ii) to fulfill all of the other conditions (with the exception of delivery of final lien waivers for the Liens) which, pursuant to Article 4 and all other applicable provisions of the Lease, must be fulfilled in order for Tenant to be entitled to receive the Final Payment, shall remain conditions to Tenant's entitlement to receive the $547,058.50 Final Payment. Except as expressly provided otherwise herein, nothing contained herein shall be deemed to modify or prejudice Landlord's rights and Tenant's obligations under Article 4 of the Lease.

         4. Landlord shall use its best efforts to deliver the Final Payment to Tenant within ten (10) days after Tenant's written request for payment pursuant to said Article 4, so long as (i) such request is accompanied by the remaining governmental and departmental permits, certifications, approvals and sign-offs related to the electrical, class "e" fire alarm and plumbing systems in the Premises that were previously identified in writing by Landlord to Tenant prior to the date of this letter agreement, and (ii) subject to Section 3 of this letter agreement, Tenant shall have fulfilled all of the conditions precedent to its entitlement to receive the Final Payment. Except as otherwise provided in the Lease, Landlord shall not be required, in order to effect such expedited release, to make any escrow deposits or reserves to Wachovia in connection with the Premises or the Liens or any other matter regarding the Lease or incur any expense (other than de minimus expenses) with respect thereto.

         5. As supplemented hereby, all other terms of the Lease are ratified and confirmed and shall continue in full force and effect.

                                             Very truly yours,

                                             iVillage Inc.,


                                        By:  /s/ Steven A. Elkes
                                             ----------------------------------
                                             Name:  Steven A. Elkes
                                             Title: Executive Vice President -
                                             Operations  and  Business Affairs
ACCEPTED AND AGREED:

500-512 SEVENTH AVENUE LIMITED PARTNERSHIP

By: 500-512 Seventh Avenue GP, LLC

By:    /s/ Jacob Chetrit
       -----------------
Name:  Jacob Chetrit
Title: President


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